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                            EXHIBIT 4.1


        AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT


     THIS AGREEMENT, made and entered into as of the 1st day of May, 1996, between NationsBank of Tennessee, N.A., a national banking association, with its principal place of business at One NationsBank Plaza, 414 Union Street, Nashville, Tennessee, hereinafter referred to as "Bank", and Titan Services, Inc., a Tennessee corporation, hereinafter referred to as "Titan," Southeastern Technology, Inc., a Tennessee corporation, hereinafter referred to as "SET" (Titan and SET are sometimes hereinafter referred to individually as a "Borrower Party" and collectively, as the "Borrower Parties"), and Aviation Education Systems, Inc., a Delaware corporation, hereinafter referred to as "AES,"

                       W I T N E S S E T H:

     WHEREAS, pursuant to the terms of a Sixth Amendment to Loan Documents dated as of January 31, 1996, Bank agreed to make available to the Borrower Parties certain loan facilities; and

     WHEREAS, at the request of Borrower, Bank has agreed to consolidate, renew and extend the loan facilities described in the Sixth Amendment, as more particularly set forth herein; and

     WHEREAS, Bank, the Borrower Parties, and AES have agreed to amend and restate the Loan Agreements, as defined in the Sixth Amendment,

     NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereby agree to amend and restate the Loan Agreements, as follows:

1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the following meanings:

     1.1 "[ABC] [means one of the the Automotive Corporations purchasing parts and services from SETECH subsidiaries.]

     1.2 "[ABC] Borrowing Base" means the lesser of $3,000,000.00, or the sum of 100% of the Qualified [ABC] Accounts Receivable plus the Qualified [ABC] Inventory.

     1.3 "[ABC] PO" means the agreements between Titan and [ABC] attached hereto as EXHIBIT A, as the same may be amended or supplemented from time to time.

     1.4 "Qualified [ABC] Accounts Receivable" means those accounts of Titan that meet the following criteria:

          a. the account arises from a bona fide, outright sale of goods by Titan, or for services performed under the [ABC] PO, and such goods have been shipped to [ABC] or the sale has otherwise been consummated, or the services have been performed for [ABC] in accordance with the [ABC] PO;

          b. the title of Titan to the account, and, except as to the account debtor, to any goods, is absolute and is not subject to any prior assignment, claim, lien or security interest;

          c. the amount shown on the books of Titan and on any invoice or statement delivered to Bank is owing to Titan, and no partial payment has been made thereon by anyone;

          d. the account is not subject to any claim of reduction, counterclaim, setoff, recoupment, or any claim for credits, allowances or adjustments by the account debtor because of returned, inferior or damaged goods or unsatisfactory services, or for any other reason, except for customary discounts allowed for prompt payment;

          e. the account is not an account that the Bank, in its reasonable discretion, has determined to be ineligible in whole or in part and has notified Titan thereof;

          f. [ABC] has not returned or refused to retain any of the goods from the sale of which the account arose;

          g. the account is due and payable in accordance with the 25th prox system utilized by [ABC] for payment of invoices;

          h. the account is not more than ninety (90) days old, dating from the original invoice dates (not due dates) as set forth in the terms of the respective invoices;

          i. no account arises out of a contract with, or order from, an account debtor that, by its terms, forbids or makes the assignment of that account to the Bank void or unenforceable;

          j. Titan has not received any note, trade acceptance, draft or other instrument with respect to or in payment of the account, or any chattel paper with respect to the goods giving rise to the account, and if any such instrument or chattel paper is received, Titan will immediately notify Bank and, at the latter's request, endorse or assign and deliver the same to Bank;

          k. neither Titan nor Bank has received any notice of the dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against [ABC];

     1.5  "Qualified  [ABC]  Inventory"   means   the  inventory  of  Titan
consisting of spare parts purchased for the [ABC] facility located in Romulus, Michigan, pursuant to the [ABC] PO.

     1.6 "[XYZ]" [means one of the Automotive Corporations purchasing parts and services from SETECH subsidiaries], a wholly owned subsidiary of [ABC].

     1.7 "[XYZ] Borrowing Base" means the lesser of $5,000,000.00, or the sum of 100% of the Qualified [XYZ] Accounts Receivable plus the Qualified [XYZ] Inventory.

     1.8 "[XYZ] PO" means the agreements between Titan and [XYZ] attached hereto as EXHIBIT A, as the same may be amended or supplemented from time to time.

     1.9 "Qualified [XYZ] Accounts Receivable" means those accounts of Titan that meet the following criteria:

          a. the account arises from a bona fide, outright sale of goods by Titan, or for services performed under the [XYZ] PO, and such goods have been shipped to [XYZ] or the sale has otherwise been consummated, or the services have been performed for [XYZ] in accordance with the [XYZ] PO;

          b. the title of Titan to the account, and, except as to the account debtor, to any goods, is absolute and is not subject to any prior assignment, claim, lien or security interest;

          c. the amount shown on the books of Titan and on any invoice or statement delivered to Bank is owing to Titan, and no partial payment has been made thereon by anyone;

          d. the account is not subject to any claim of reduction, counterclaim, setoff, recoupment, or any claim for credits, allowances or adjustments by the account debtor because of returned, inferior or damaged goods or unsatisfactory services, or for any other reason, except for customary discounts allowed for prompt payment;

          e. the account is not an account that the Bank, in its reasonable discretion, has determined to be ineligible in whole or in part and has notified Titan thereof;

          f. [XYZ] has not returned or refused to retain any of the goods from the sale of which the account arose;

          g. the account is due and payable not more than thirty (30) days from the date of the invoice therefor;

          h. the account is not more than ninety (90) days old, dating from the original invoice dates (not due dates) as set forth in the terms of the respective invoices;

          i. no account arises out of a contract with, or order from, an account debtor that, by its terms, forbids or makes the assignment of that account to the Bank void or unenforceable;

          j. Titan has not received any note, trade acceptance, draft or other instrument with respect to or in payment of the account, or any chattel paper with respect to the goods giving rise to the account, and if any such instrument or chattel paper is received, Titan will immediately notify Bank and, at the latter's request, endorse or assign and deliver the same to Bank;

          k. neither Titan nor Bank has received any notice of the dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against [XYZ];

     1.10 "Qualified  [XYZ]  Inventory"   means   the  inventory  of  Titan
consisting of spare parts purchased for the [XYZ] facility located in [...] Tennessee, pursuant to the [XYZ] PO.

     1.11 "SET Borrowing Base" means the lesser of $600,000, or 80% of the Qualified SET Accounts Receivable.

     1.12 "Qualified SET Accounts Receivable" means

          a. the account arises from a bona fide, outright sale of goods by SET or for services performed by SET, and such goods have been shipped or the sale has otherwise been consummated, or

          b. the title of SET to the account, and, except as to the account debtor, to any goods, is absolute and is not subject to any prior assignment, claim, lien or security interest;

          c. the amount shown on the books of SET and on any invoice or statement delivered to Bank is owing to SET, and no partial payment has been made thereon by anyone;

          d. the account is not subject to any claim of reduction, counterclaim, setoff, recoupment, or any claim for credits, allowances or adjustments by the account debtor because of returned, inferior or damaged goods or unsatisfactory services, or for any other reason, except for customary discounts allowed for prompt payment;

          e. the account is not an account that the Bank, in its reasonable discretion, has determined to be ineligible in whole or in part and has notified SET thereof;
          f. the account debtor has not returned or refused to retain any of the goods from the sale of which the account arose;

          g. the account is due and payable not more than thirty (30) days from the date of the invoice therefor;

          h. the account is not more than ninety (90) days old, dating from the original invoice dates (not due dates) as set forth in the terms of the respective invoices;

          i. no account arises out of a contract with, or order from, an account debtor that, by its terms, forbids or makes the assignment of that account to the Bank void or unenforceable;

          j. SET has not received any note, trade acceptance, draft or other instrument with respect to or in payment of the account, or any chattel paper with respect to the goods giving rise to the account, and if any such instrument or chattel paper is received, SET will immediately notify Bank and, at the latter's request, endorse or assign and deliver the same to Bank;

          k. neither SET nor Bank has received any notice of the dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the account debtor.

2.   CREDIT FACILITY

     2.1  Subject to  the terms and conditions of this Agreement, Bank will
make  available  the  following   facilities   (collectively,  the  "Credit
Facility"):

          a. A revolving line of credit in the principal amount of $5,000,000, pursuant to which, so long as no Event of Default exists hereunder, Titan may borrow, repay and reborrow through the Maturity Date, amounts not exceeding the lesser of (i) $5,000,000, or (ii) the [XYZ] Borrowing Base (the "[XYZ] Line of Credit").

          b. A revolving line of credit in the principal amount of $3,000,000, pursuant to which, so long as no Event of Default exists hereunder, Titan may borrow, repay and reborrow through the Maturity Date, amounts not exceeding the lesser of (i) $3,000,000, or (ii) the [ABC] Borrowing Base (the "[ABC] Line of Credit").

          c.   A  revolving  line  of  credit  in  the  principal amount of
$600,000, pursuant to which, so long as no Event of Default exists hereunder, SET may borrow, repay and reborrow through the Maturity Date, amounts not exceeding $600,000 (the "SET Line of Credit").
     2.2 The Credit Facilities shall be evidenced by notes in form satisfactory to Bank, bearing interest at the rates agreed upon by the parties. The Credit Facility shall be secured by a first priority security interest in the accounts, inventory, equipment, machinery, general intangibles, trademarks, and other personal property assets of the Borrower Parties, and by a Guaranty and Suretyship Agreement of even date herewith executed by AES (the "AES Guaranty").

     2.3 The Borrower Parties shall pay Bank a fee equal to one-half of one percent (.50%) of the average daily unused portion of the SET Line of Credit, such fee to be due and payable quarterly, in arrears, on the 25th day of each April, July, October and January during the term of this Agreement, beginning July 25, 1996.

     2.4 The [XYZ] Line of Credit shall be used to finance the purchase of parts inventory for [XYZ] pursuant to the [XYZ] PO. The [ABC] Line of Credit shall be used to finance the purchase of parts inventory for the [ABC] Romulus, Michigan facility pursuant to the [ABC] PO. Advances under the [XYZ] Line of Credit and the [ABC] Line of Credit shall be based upon Borrowing Base Certificates submitted by Titan in form and substance acceptable to Bank. Advances under the SET Line of Credit shall be used to finance working capital needs of SET, and shall be based upon Borrowing Base Certificates submitted by SET, in form and substance acceptable to Bank. In no event shall advances under the Credit Facility be used for any purpose except as set forth in this paragraph 2.4.

3.   SECURITY INTEREST

     3.1 As security for the payment of all advances under the Credit Facilities now or in the future made hereunder and all other indebtedness and obligations of the Borrower Parties to Bank, created under this Agreement or otherwise, now existing or hereafter incurred, matured or unmatured, direct or contingent, including all modifications, extensions and renewals thereof, hereinafter sometimes collectively referred to as the "Indebtedness", the Borrower Parties hereby collaterally assign to Bank and grant to Bank a security interest in the following:

          a. All of the Borrower Parties accounts, whether now existing or hereafter arising;

          b. All of the Borrower Parties' chattel paper and instruments, whether now existing or hereafter acquired, evidencing any obligation to the Borrower Parties for payment for goods sold or leased or services rendered;

          c. All of the Borrower Parties' existing inventory and all inventory acquired (in connection with the [ABC] PO or the [XYZ] PO) by the Borrower Parties during the term of this Agreement;

          d.   All  of   the   Borrower  Parties'  existing  equipment  and
machinery (excluding leased equipment) and all equipment and machinery acquired by the Borrower Parties during the term of this Agreement;

          e. All of Borrower Parties' trademarks and general intangibles, whether now existing or hereafter arising or acquired, and all of Borrower Parties' files, records (including without limitation computer programs, tapes and related electronic data processing software) and writings of the Borrower Parties or in which a Borrower Party has an interest in any way relating to Borrower Parties' general intangibles, accounts, inventory and equipment;

          f. All proceeds of policies of insurance on any of the foregoing;

          g.   All of the proceeds therefrom.

All of which hereinafter sometimes is referred to collectively as the "Collateral".

4.   CONDUCT OF BUSINESS AND LOCKBOX OF RECEIVABLES

     4.1 So long as no Event of Default occurs hereunder, the Borrower Parties shall have the right, in the regular course of business, to process and sell each party's inventory. Bank's security interest hereunder shall attach to all proceeds of all sales or other dispositions of Borrower Parties' inventory.

     4.2 Titan shall pay all amounts due the Bank under the terms of the notes evidencing the [XYZ] Line of Credit directly to Bank from management fee payments received from [XYZ]. Following the occurrence of an Event of Default, at Bank's request, Titan shall cause [XYZ] to deposit with Bank via electronic funds transfer (or other direct deposit mechanism acceptable to Bank) the management fee payable to Titan under the [XYZ] PO, together with all payments of inventory sold or in payment of or on account of Titan's accounts, such funds to be deposited with Bank in a special account maintained by Bank on behalf of Titan. To the extent [XYZ] pays Titan directly for inventory sold or other payments due under the [XYZ] PO, Titan shall immediately deposit such funds with Bank. Pending such deposit, Titan agrees that it will not commingle any such checks, drafts, cash and other remittances with any of Titan's funds or property, but will hold them separate and apart therefrom, and upon an express trust for Bank until deposit thereof is made in the special account. The funds in the special account shall be security for all loans and obligations of Titan to Bank and all other Indebtedness secured by the terms of this Agreement. So long as Titan is not in default hereunder, Bank agrees that the funds in the special account shall be applied first to pay interest due under the [XYZ] Line of Credit, with the balance to be paid to Titan. Following an Event of Default (subject to notice and cure provisions set forth in this Agreement), Bank may apply the whole or any part, as Bank deems appropriate, of the collected funds on deposit in the special account against the principal and/or interest due under the Indebtedness secured by this Agreement, the order and method of such application to be in the discretion of Bank. Any portion of the funds on deposit in the special accounts that are not applied by Bank to the Indebtedness shall be paid to Titan.
     4.3 Titan shall pay all amounts due the Bank under the terms of the notes evidencing the [ABC] Line of Credit directly to Bank from management fee payments received from [ABC]. Following the occurrence of an Event of Default, at Bank's request, Titan shall cause [ABC] to deposit with Bank via electronic funds transfer the management fee payable to Titan under the [ABC] PO, together with all payments of inventory sold or in payment of or on account of Titan's accounts, such funds to be deposited with Bank in a special account maintained by Bank on behalf of Titan. To the extent [ABC] pays Titan directly for inventory sold or other payments due under the [ABC] PO, Titan shall immediately deposit such funds with Bank. Pending such deposit, Titan agrees that it will not commingle any such checks, drafts, cash and other remittances with any of Titan's funds or property, but will hold them separate and apart therefrom, and upon an express trust for Bank until deposit thereof is made in the special account. The funds in the special account shall be security for all loans and obligations of Titan to Bank and all other Indebtedness secured by the terms of this Agreement. So long as Titan is not in default hereunder, Bank agrees that the funds in the special account shall be applied first to pay interest due under the [ABC] Line of Credit, with the balance to be paid to Titan. Following an Event of Default (subject to notice and cure provisions set forth in this Agreement), Bank may apply the whole or any part, as Bank deems appropriate, of the collected funds on deposit in the special account against the principal and/or interest due under the Indebtedness secured by this Agreement, the order and method of such application to be in the discretion of Bank. Any portion of the funds on deposit in the special accounts that are not applied by Bank to the Indebtedness shall be paid to Titan.

     4.4 Following an Event of Default, Bank shall have the absolute and unconditional right to notify and direct the account debtors obligated on any or all of Borrower Parties' accounts to make payments thereof directly to Bank and to take control of all proceeds of any such accounts which rights Bank may exercise at any time, whether or not Borrower Parties are then in default hereunder or theretofore were making collections thereon. The costs of such collection and enforcement, including attorneys' fees and expenses, shall be borne solely by Borrower Parties, whether incurred by Bank or Borrower Parties.

     4.5 Whether or not an Event of Default shall have occurred, through independent auditors designated by the Borrower Parties, Bank shall have the right from time to time to contact the account debtors obligated on any or all of Borrower Parties' accounts for the purposes of confirming the validity and amount of the accounts, such contact to be made by such independent auditors, as approved by Bank. Copies of all responses from account debtors shall be provided to Bank.

     4.6 The Bank shall not, under any circumstances, be liable for any error or omission or delay of any kind occurring in the settlement, collection or payment of any accounts or any instrument received in payment thereof or for any damage resulting therefrom, except for fraud or gross negligence on the part of the Bank.

5.   COVENANTS AND WARRANTIES OF THE BORROWER PARTIES

     5.1  Each of the Borrower  Parties  hereby  covenants  and warrants to
Bank:

          a. The principal place of business and chief executive office of each Borrower Party is set forth in SCHEDULE 5.1(A). The Borrower Parties will notify Bank promptly in writing of any change in the location of the principal place of business or any other place of business or the establishment of any new place of business.

          b. All equipment and machinery that is a part of the Collateral under this Agreement is used primarily for business use and is located at the locations set forth in SCHEDULE 5.1(B). The Borrower Parties will not sell or offer to sell or otherwise transfer or dispose of any portion of the said equipment or machinery, or any interest therein, without the prior written consent of Bank. All inventory of the Borrower Parties will be stored at the locations set forth in SCHEDULE 5.1(B). Borrower Parties will not store inventory in any other location without the prior written consent of Bank.

          c. The Borrower Parties are the owners of the Collateral free from any adverse lien, security interest, or encumbrance. The Borrower Parties will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

          d. The Borrower Parties at all times will keep accurate and complete records of the Borrower Parties' accounts. Bank, or any of its agents, shall have the right to call at Borrower Parties' place or places of business, at intervals to be determined by Bank and, without hindrance or delay, to inspect at Borrower Parties' cost all of Borrower Parties' inventory and to inspect, audit, check, and make extracts from the books, records, journals, orders, receipts, correspondence, and other data relating to Borrower Parties' accounts or to any other transactions between the parties hereto. Without limiting the foregoing, Borrower Parties acknowledge and agree that Bank or its agents shall inspect Borrower Parties' books, records and inventory by field audits (to be conducted not less often than annually), with the costs of said field audits to be paid by Borrower Parties.

          e. If any of Borrower Parties' accounts should be evidenced by promissory notes, trade acceptances, or other instruments for the payment of money, Borrower Parties immediately will deliver same to Bank, appropriately endorsed to Bank's order. Regardless of the form of such endorsement, Borrower Parties hereby waive presentment, demand, notice of dishonor, protest and notice of protest, and all other notices with respect thereto.

          f. No financing statement covering any of the Collateral or any proceeds therefrom is on file in any public office, except for filings in favor of the Bank. At the request of Bank, Borrower Parties will join with Bank in executing one or more financing statements pursuant to the Uniform Commercial Code, in form satisfactory to Bank, and will pay the cost of filing or recording the same or this Agreement in all public offices wherever filing or recording is deemed by Bank to be necessary or desirable. A copy of this Security Agreement or copies of any financing statements executed herewith may be filed in lieu of originals in any public office.

          g. Titan and SET are and shall remain corporations duly organized, existing and in good standing under the laws of the State of Tennessee, authorized to transact in Tennessee (and Michigan in the case of Titan) all business that each entity is now transacting therein and are and shall remain duly qualified to do business in each state which qualification is necessary. Neither the execution, the delivery nor the performance of this Agreement and all related documents by Borrower Parties will constitute a default under or conflict with its respective charter or bylaws or any agreement, contract, document, or instrument to which a Borrower now are a party. The execution of all necessary resolutions and other prerequisites of corporate actions have been duly performed so that the individuals executing this Agreement and related documents on behalf of each Borrower is duly authorized to bind such entity by his signature.

          h. There is no litigation or proceeding pending against the Borrower Parties or, to the knowledge of Borrower Parties, threatened that, if decided adversely to a Borrower Party, would have a material effect upon its financial condition. Borrower Parties are not subject to any outstanding court or administrative order. Each Borrower Party covenants to give Bank prompt written notice of any litigation, arbitration, administrative proceeding or investigation that may hereafter be instituted or threatened against a Borrower Party, whether or not liability under such proceeding would be covered by insurance.

          i. The statements of condition of Titan dated March 31, 1996, and SET dated March 31, 1996, fairly and accurately reflects the financial condition and capital structure of each entity as of said date. Since said date, no material adverse change in either has occurred or, to the knowledge of Borrower Parties, is threatened. All financial statements delivered to Bank have been prepared in accordance with generally accepted accounting principles, consistently applied, and are true, accurate and complete in every respect. Without limiting the foregoing, Borrower Parties warrant that such financial statements disclose all known contingent liabilities as well as direct liabilities. Borrower Parties acknowledge that Bank has advanced (or committed to advance) the Indebtedness in reliance upon such financial statements, and each Borrower Party warrants that no material adverse change has occurred in the financial condition of any person or entity as set forth in such financial statements. Borrower Parties warrant that each has good and absolute title to the assets disclosed on Borrower Parties' balance sheet disclosed to Bank, subject only to liens, security interests and other encumbrances noted thereon.

          j. Borrower Parties are not presently delinquent in the payment of any taxes imposed by any governmental authority or in the filing of any tax return and a Borrower is not involved in a dispute with any taxing authority over tax amounts due. Borrower Parties covenant that all future taxes assessed against Borrower Parties shall be timely paid and that all tax returns required of Borrower Parties shall be timely filed.

          k. Borrower Parties will keep the Collateral free from any lien, security interest, or encumbrance other than that granted to Bank herein and in good order and repair and will not waste or destroy the Collateral or any part thereof. Borrower Parties will not use the Collateral in violation of any statute or ordinance. Borrower Parties' business activities are conducted in accordance with all applicable laws and regulations, and Borrower Parties covenant that such activities shall continue to be so conducted. Bank may examine and inspect the Collateral at any time, wherever located.

          l. Borrower Parties will maintain insurance, in form, amounts, and with companies in all respects satisfactory to Bank, insuring Borrower Parties', inventory, fixtures, equipment, and machinery against loss from fire, theft, and other risks determined by Bank. Bank shall be designated as an additional insured under the terms of the policies evidencing such insurance. Upon request by Bank, Borrower Parties will execute such additional instruments as Bank deems necessary to perfect in Bank a lien on Borrower Parties' rights under such policies.

          m.   Each Borrower Party shall provide Bank with the following:

               (i) to the extent Titan has customers other than [XYZ] or [ABC] with inventory to be financed under the Credit Facility, then, within one hundred twenty (120) days of fiscal year end, complete audited financial statements prepared in accordance with generally accepted accounting principles, consistently applied, including balance sheet, income statement, sources and uses statement, and reconciliation of net worth and pertinent footnotes, prepared by a certified public accountant reasonably acceptable to Bank with such accountant giving an unqualified opinion as to all statements, including, copy of the management letter delivered by the certified public accountant completing the audit,

               (ii) within thirty (30) days after the end  of  each  month, monthly interim financial and operating statements for the preceding month, in form satisfactory to Bank, which shall be certified by a responsible officer and shall reflect accurately the financial condition of the Borrower Party;

               (iii)within  five  (5)  days  after the end of each month, a report of all accounts receivable, the account party and respective agings;

               (iv) a completed borrowing base certificate, which shall  be in form and substance acceptable to Bank, and which shall be due (a) in the case of Titan, within five days after each month end, and at the time of any draw under the [XYZ] or [ABC] Lines of Credit, and (b) in the case of SET, on a bi-weekly basis, and at the time of any draw under the SET Line of Credit.

               (v) a compliance certificate in form and substance acceptable to Bank, which shall include a calculation of the financial covenants set forth in this Agreement, which certificate shall be delivered to Bank simultaneously with the delivery of the monthly interim financial statements required in (ii) above.

     All financial statements, certificates and other information required to be submitted to Bank shall be in form satisfactory to Bank and shall be executed by an officer of the entity submitting such information, satisfactory to Bank.

          n. Borrower Parties will give Bank prompt written notice within five (5) days of (i) the creation or discovery of any material additional contingent liability or the occurrence of any other material adverse change in the financial condition of Borrower Parties or of any guarantor or other person or entity presently or hereafter liable for payment of all or part of the Indebtedness, and (ii) the occurrence of any event, or presence of any condition, which constitutes a default hereunder or which within the giving of notice, the passage of time, or both, would constitute a default.

          o. Borrower Parties will comply with all statutes and government regulations applicable to Borrower Parties' operations and pay promptly all taxes, assessments, claims for labor, supplies, rent, and other obligations that, if unpaid, might become a lien against Borrower Parties' property. In the event any such liability or obligation is contested by Borrower Parties in good faith, Borrower Parties, at the request of Bank, shall establish reserves in amounts satisfactory to Bank to meet such obligation.

          p. Upon demand, Borrower Parties will advance to Bank, or, at Bank's option, reimburse Bank, for the following expenses:

               (1) All taxes that Bank may be required to pay because of the Indebtedness or because of Bank's interest in any Collateral securing the payment of the Indebtedness;

               (2) All expenses that Bank may incur in connection with the preparation, execution, audit and administration, or enforcement of this Agreement or of any other document pertaining to the Indebtedness;

               (3) All costs of preserving, insuring, preparing for sale (whether by improvement, repair or otherwise) or selling any Collateral securing the Indebtedness;

               (4) All court costs and other costs of collecting any debt, overdraft or other obligation included in the Indebtedness, including compensation for time spent by employees of Bank;

               (5) All reasonable costs arising from any litigation proceeding (whether or not Bank is a party thereto) that Bank may incur as a result of the Indebtedness or as a result of Bank's association with Borrower Parties, including, but not limited to, expenses incurred by Bank in connection with a case or proceeding involving Borrower Parties under any chapter of the Bankruptcy Code or any successor statute thereto;

               (6) Reasonable attorney's fees incurred in connection with any of the foregoing.

If Bank pays any of the foregoing expenses, they shall become a part of the Indebtedness and shall bear interest at the highest lawful rate.

          q. Following an Event of Default, Bank shall have the right to obtain and use the services of a collateral control firm at its option. All expenses for such services shall be borne by Borrower Parties.

          r. Except as set forth in SCHEDULE 5.1(V), Borrower Parties presently have no subsidiaries or interests in any partnership or other business entity, and Borrower Parties covenant that the Borrower Parties will not hereafter acquire stock of any other corporation or acquire an equity interest in any other business entity without the prior written approval of Bank.

          s. Each Borrower Party will maintain current corporate minute books and stock ledgers and agrees to allow Bank to inspect the same at any time.

          t. The Borrower Parties do not maintain any plan qualified under the Employee Retirement Income Security Act of 1974 and covenant that they will not establish such a plan without Bank's prior written consent. Bank acknowledges that Guarantor currently maintains a plan which may benefit employees of the Borrower Parties.

          u. Neither Borrower Party has been known under or done business under any name other than the name used by Borrower Parties in executing this Agreement. Borrower Parties agree to give Bank at least fifteen (15) days prior written notice before a Borrower Party begins using any name other than that used in executing this Agreement.

          v. In order to further secure the payment of the Indebtedness, Borrower Parties hereby grant a security interest and right to setoff against all presently owned or hereafter acquired monies, items, credits, deposits and instruments (including certificates of deposit) presently or hereafter in the possession of Bank. By maintaining any such accounts or other property with Bank, Borrower Parties voluntarily subject the property to Bank's rights hereunder. Bank may exercise its rights under this Paragraph without prior notice following an Event of Default. Borrower Parties agree that Bank shall not be liable for the dishonor of any instrument resulting from the exercise of rights under this Paragraph.

          w. Borrower Parties will execute such other assignments, security agreements, financing statements, and other documents that Bank may deem necessary to further evidence the obligations provided for herein or to perfect, extend, or clarify Bank's rights in any property securing or intended to secure the Indebtedness. Any Vice President of Bank is hereby appointed as Borrower Parties' attorney-in-fact with full power of substitution for the signing of financing statements and other similar filings with government offices for perfecting security interests granted hereby to the extent the Borrower Parties fail to execute or deliver such documents following a written request by Bank. Borrower Parties acknowledge that this power of attorney is coupled with an interest and is irrevocable.

          x. Borrower Parties are not a party to any contract or agreement and is not subject to any contingent liability that does or may impair Borrower Parties' ability to perform under the terms of this Agreement. The execution and performance of this Agreement will not cause a default under any other contract or agreement to which Borrower Parties or any property of Borrower Parties are subject, and will not result in the imposition of any charge, penalty, lien or other encumbrance against any of Borrower Parties' property except in favor of Bank.

          y. Borrower Parties' execution and performance of this Agreement do not require the consent of or the giving of notice to any third party including, but not limited to, any account debtor, other lender, governmental body or regulatory authority.

     5.2 So long as any indebtedness secured hereby is outstanding, Borrower Parties covenant and warrant that, without the prior written consent of Bank, the Borrower Parties will not:

          a. Change its name, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock.

          b. Sell, lease, convey, or otherwise dispose of any of its property or assets, except in the ordinary course of business.

          c. Become liable, directly or indirectly, for any obligation of any other person, by guaranty, endorsement, or otherwise, except by endorsement of negotiable instruments payable at sight for deposit or collection.

          d. Become liable, directly or indirectly, with respect to any obligation for money borrowed, or the equivalent, except the Indebtedness, except for equipment leases entered into by Borrower Parties in the ordinary course of business.

          e.   Suffer   or  permit,  in  whole  or  in  part,  dissolution,
liquidation, or the retirement or redemption of any shares of its own stock or the stock of any subsidiary.

          f. Declare, set aside, or pay any dividend or make any other distribution, whether in cash, in kind, or otherwise, on account of or with respect to its stock, or take any action whatsoever that would reduce Borrower Parties' capital surplus or earned surplus.

          g. Make any loans other than employee loans not exceeding an aggregate amount of Five Thousand Dollars ($5,000.00) and deposits required by government agencies or public utilities.

          h. Make any investments except for investments in direct obligations of the United States Government maturing within one (1) year and certificates of deposit issued by Bank.

          i. Suffer or permit the Collateral to become subject to any security interest, lien, or other encumbrance, except for the following:

               (1) Any lien created by virtue of this Agreement, or any other lien in favor of Bank;

               (2) A pledge or deposit in connection with or to secure workman's compensation, unemployment insurance, pensions, or other employee benefits accruing under the provisions of law or under agreements now in force and disclosed to Bank.

               (3) Tax liens which result from obligations being contested by Borrower in good faith and for which Borrower has established adequate reserves in the event of an adverse ruling.

          j. Take any action or suffer or permit any action to be taken, that would violate any of the warranties and covenants contained in Section
4.1 hereof or cause any of said warranties and covenants to be or become untrue.

          k. Submit to Bank any certificate or other document that contains any untrue statement of material fact or omits to state a material fact necessary to make it not misleading.

          l.   Fail to comply with the following financial covenants:

               TITAN:

               (i) INTEREST COVERAGE RATIO. The ratio of EBITDA divided by interest expense shall not be less than 1 to 1, measured monthly on a rolling twelve (12) month basis.

               (ii) CURRENT  RATIO.  Current  assets  divided   by  current
                    liabilities shall not be less than 1 to 1 at all times, measured on a monthly basis.

               (iii)TANGIBLE  NET  WORTH.  Net  worth  as reflected on  the financial statements less intangibles and intercompany receivables/loans shall not be less than $1,075,000 as of June 30, 1996, and not less than $1,185,000 as of December 31, 1996.

               (iv) MANAGEMENT  FEES. Management fees paid shall not exceed
                    (a) the lesser of $260,000, or forty-five percent (45%) of EBITDA plus management fees expensed, as of June 30, 1996, and (b) the lesser of $215,000, or forty-five percent (45%) of EBITDA plus management fees expensed, as of January 31, 1997.

               (v) LEVERAGE RATIO. The ratio of total liabilities divided by tangible net worth shall not exceed 7.75 to 1 at all times, measured on a monthly basis.

               SET:

               (i) INTEREST COVERAGE RATIO. The ratio of EBITDA divided by interest expense shall not be less than 2 to 1, measured monthly on a rolling twelve (12) month basis.

               (ii) CURRENT   RATIO.  Current  assets  divided  by  current
                    liabilities shall not be less than 1 to 1 at all times, measured on a monthly basis.

               (iii)TANGIBLE NET  WORTH.  Net  worth  is  reflected  on the financial statements less intangibles and intercompany receivables/loans to be not less than $1,200,000 as of June 30, 1996, and not less than $1,300,000 as of December 31, 1996.

               (iv) MANAGEMENT  FEES. Management fees paid shall not exceed
                    (a) the lesser of $150,000, or twenty-five percent (25%) of EBITDA Plus management fees expensed, as of June 30, 1996, and (b) the lesser of $140,000, or twenty-five percent (25%) of EBITDA plus management fees expensed, as of January 31, 1997.

               (v) LEVERAGE RATIO. The ratio of total liabilities divided by tangible net worth shall not exceed 1.5 to one at all times, measured on a monthly basis.

          m. Suffer or permit (i) the amount outstanding under the [XYZ] Line of Credit to exceed the [XYZ] Borrowing Base, (ii) the amount outstanding under the [ABC] Line of Credit to exceed the [ABC] Borrowing Base, or (iii) the amount outstanding under the SET Line of Credit to exceed the SET Borrowing Base.

6.   COVENANTS AND WARRANTIES OF AES

     6.1  AES hereby covenants and warrants to Bank:

          a. AES is and shall remain a corporation duly organized and existing and in good standing under the laws of the State of Delaware, authorized to transact in each state in which qualification is necessary. Neither the execution, the delivery nor the performance of this Agreement and all related documents by AES will constitute a default under or conflict with its respective charter or bylaws or any agreement, contract, document, or instrument to which AES now is a party. The execution of all necessary resolutions and other prerequisites of corporate actions have been duly performed so that the individuals executing this Agreement and related documents on behalf of AES is duly authorized to bind AES by his signature.

          b. There is no litigation or proceeding pending against AES or, to the knowledge of AES, threatened that, if decided adversely to AES, would have a material effect upon its financial condition. AES is not subject to any outstanding court or administrative order. AES covenants to give Bank prompt written notice of any litigation, arbitration, administrative proceeding or investigation that may hereafter be instituted or threatened against AES, whether or not liability under such proceeding would be covered by insurance.

          c. The statement of condition of AES dated December 31, 1995, fairly and accurately reflects the financial condition and capital structure of each entity as of said date. Since said date, no material adverse change in either has occurred or, to the knowledge of AES, is threatened. All financial statements delivered to Bank have been prepared in accordance with generally accepted accounting principles, consistently applied, and are true, accurate and complete in every respect. Without limiting the foregoing, AES warrants that such financial statements disclose all known contingent liabilities as well as direct liabilities. AES acknowledges that Bank has advanced (or committed to advance) the Indebtedness in reliance upon such financial statements, and AES warrants that no material adverse change has occurred in the financial condition of any person or entity as set forth in such financial statements. AES warrants that it has good and absolute title to the assets disclosed on AES' balance sheet disclosed to Bank, subject only to liens, security interests and other encumbrances noted thereon.

          d. AES is not presently delinquent in the payment of any taxes imposed by any governmental authority or in the filing of any tax return and AES is not involved in a dispute with any taxing authority over tax amounts due. AES covenants that all future taxes assessed against AES shall be timely paid and that all tax returns required of AES shall be timely filed.

          e.   AES shall provide Bank with the following:

               (i) within one hundred twenty (120) days of fiscal year end, complete audited financial statements prepared in accordance with generally accepted accounting principles, consistently applied, including consolidating audited statements and auditor's report on consolidating information, prepared by a certified public accountant acceptable to Bank with such accountant giving an unqualified opinion as to all statements, including a copy of the management letter delivered by the certified public accountant;

               (ii) within thirty (30) days of  the  end  of  each month, a compliance certificate in the form and substance acceptable to Bank, which shall include a calculation of the financial covenants set forth in the agreement.

     All financial statements, certificates and other information required to be submitted to Bank, shall be in form and content satisfactory to Bank and shall be executed by an officer of AES, satisfactory to Bank.

          f. AES will give Bank prompt written notice within five (5) days of (i) the creation of discovery of any material additional contingent liability or the occurrence of any other material adverse change in the financial condition of AES, and (ii) the occurrence of any event, or presence of any condition, which constitutes a default hereunder or which within the giving of notice, the passage of time, or both, would constitute a default.

          g. AES will comply with all statutes and government regulations applicable to AES' operations and pay promptly all taxes, assessments, claims for labor, supplies, rent, and other obligations that, if unpaid, might become a lien against AES' property. In the event any such liability or obligation is contested by AES in good faith, AES, at the request of Bank, shall establish reserves in amounts satisfactory to Bank to meet such obligation.

          h. Upon demand, AES will advance to Bank, or, at Bank's option, reimburse Bank, for the following expenses:

               (1) All taxes that Bank may be required to pay because of the Indebtedness or because of Bank's interest in any Collateral securing the payment of the Indebtedness;

               (2) All expenses that Bank may incur in connection with the preparation, execution, audit and administration, or enforcement of this Agreement or of any other document pertaining to the Indebtedness,

               (3) All costs of preserving, insuring, preparing for sale (whether by improvement, repair or otherwise) or selling any Collateral securing the Indebtedness;

               (4) All court costs and other costs of collecting any debt, overdraft or other obligation included in the Indebtedness, including compensation for time spent by employees of Bank;
               (5) All reasonable costs arising from any litigation (whether or not Bank is a party thereto) that Bank may incur as a result of the Indebtedness or as a result of Bank's association with AES, including, but not limited to, expenses incurred by Bank in connection with a case or proceeding involving AES under any chapter of the Bankruptcy Code or any successor statute thereto;

               (6) Reasonable attorney's fees incurred in connection with any of the foregoing.

If Bank pays any of the foregoing expenses, they shall become a part of the Indebtedness and shall bear interest at the highest lawful rate.

          i. Except for Titan, SET and the entities set forth in SCHEDULE 6.1(I), AES presently has no subsidiaries or interests in any partnership or other business entity.

          j. AES is not a party to any contract or agreement and is not subject to any contingent liability that does or may impair AES' ability to perform under the terms of this Agreement or the Guaranty Agreement executed by AES. The execution and performance of this Agreement will not cause a default under any other contract or agreement to which AES or any property of AES is subject, and will not result in the imposition of any charge, penalty, lien or other encumbrance against any of AES' property except in favor of Bank.

          k. AES' execution and performance of this Agreement and the Guaranty Agreement do not require the consent of or the giving of notice to any third party including, but not limited to, any account debtor, other lender, governmental body or regulatory authority.

     6.2 So long as any Indebtedness secured hereby is outstanding, AES covenants and warrants that, without the prior written consent of Bank, AES will not:

          a. Change its name, enter into any merger (except a merger for which AES is the surviving entity), consolidation, reorganization, or recapitalization, or reclassify its capital stock.

          b. Sell, lease, convey, or otherwise dispose of any of its Property or assets, except in the ordinary course of business.

          c.   Suffer   or  permit,  in  whole  or  in  part,  dissolution,
liquidation, or the retirement or redemption of any shares of the stock of any subsidiary of AES.

          d. Take any action, or suffer or permit any action to be taken, that would violate any of the warranties and covenants contained in Section
6.2 hereof or cause any of said covenants contained in Section 6.2 hereof or cause any of said warranties and covenants to be or become untrue.

          e. Submit to Bank any certificate or other document that contains any untrue statement of material fact or omits to state a material fact necessary to make it not misleading.

          f. Suffer or permit its net worth as reflected on its financial statements, less intangibles and intercompany receivables to be less than $2,750,000, as measured on a monthly basis.

7.   CONDITIONS PRECEDENT

     7.1 As conditions precedent to Bank's making or continuing any loans hereunder, Borrower Parties and AES shall furnish to Bank, in form satisfactory to Bank:

          a. Appropriate corporate resolutions authorizing Titan, SET and AES to enter into this Amendment, together with authorizations for officers of Titan, SET and AES to execute any and all documents necessary to effectuate the transactions contemplated by this Agreement. In addition, SET, Titan and AES shall Provide to Bank copies of all corporate organizational documents, together with current Certificates of Good Standing/Existence.

          b. An executed copy of the final [XYZ] and [ABC] POs, which shall be in form and substance acceptable to Bank.

          c. Delivery to Bank of letters executed by [XYZ] and [ABC] confirming Bank's lien in the Collateral and confirming Bank's rights under the [XYZ] and [ABC] POs, such letter to be in form and substance acceptable to Bank.

          d. Delivery to Bank of current updated certificates of insurance evidencing comprehensive liability, hazard loss, and such other insurance insuring Titan and SET's inventory and facilities, which shall be in an amount, and issued by companies acceptable to Bank. Bank shall be named as an additional insured on all liability insurance, and as a mortgagee/loss payee on all hazard insurance.

          e. A Current Landlord Lien Waiver, executed by the landlord for Titan's warehouse facility located in Romulus, Michigan, confirming that any lien in favor of the landlord is subordinate to the Bank's lien in the Collateral, such Landlord Lien Waiver to be in form and substance acceptable to Bank.

          f.   A   Guaranty   and  Suretyship  Agreement  executed  by  AES
guaranteeing repayment of the Credit Facility, in form and substance acceptable to Bank.

8.   PROTECTIVE ACTION

     8.1 At its Option, Bank may discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on the Collateral and may pay for insurance on the Collateral. Borrower Parties agree to reimburse Bank on demand for any payment made, or any expense incurred, by Bank pursuant to the foregoing authorization, together with interest thereon from date of payment at the highest rate permitted by applicable law. Until the occurrence of an Event of Default Borrower Parties may have possession of the Collateral and use it in any lawful manner not inconsistent with any policy of insurance thereon and not inconsistent with this Agreement.

9.   DEFAULT

     9.1 Regardless of the terms of any promissory note or notes issued in connection herewith, the occurrence of any of the events specified hereinbelow (sometimes hereinafter referred to as an "Event of Default") shall immediately terminate any obligations on the part of Bank to make or continue to fund, advance or readvance any sums to Borrower Parties and, at the option of Bank, shall make all sums of interest and principal remaining on the Indebtedness immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, except as hereinafter specified:

          a. Default in the punctual payment when due of any Indebtedness or default in performance of any of the covenants, warranties, terms, or provisions contained or referred to in this Agreement or in any note evidencing any of the Indebtedness;

          b. Any covenant, warranty, representation, or statement made or furnished to Bank by or on behalf of Borrower Parties or in connection with this Agreement proving to have been false in any material respect when made or furnished;

          c. Loss, theft, substantial damage, destruction, sale, or encumbrance to or of the Collateral, except for the sale of inventory specifically provided for in Section 4.1 hereof, or the making of any levy, seizure, or attachment thereof or thereon;

          d. Dissolution, liquidation, cessation of business, termination of existence, insolvency, failure to pay debts as they mature, business failure, or appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency law by or against Borrower Parties or any guarantor or surety for Borrower Parties.

          e. The filing of any tax lien whatsoever with respect to any of the Collateral pledged hereby, except for a tax lien that is being contested in good faith and for which Borrower Parties provides additional security satisfactory in all respects to Bank;

          f. The issuance of an attachment against property of Borrower Parties unless removed, by bond or otherwise, within thirty (30) days;

          g. The entry of a final judgment against Borrower Parties that remains unsatisfied for five (5) days after execution may first issue;
          h. The occurrence of an event of default under any other agreement between Borrower Parties and Bank or under any agreement between Borrower Parties and any lessor of real or personal property or any bank, savings and loan, insurance company, commercial credit company or other lender, including without limitation any lenders who are subordinated to the Indebtedness secured hereunder;

          i.   Termination of the [XYZ] or [ABC] POs; or

          j. Modification of the [XYZ] or [ABC] POs, without Bank's prior consent.

10. REMEDIES

     10.1 Upon the occurrence of an Event of Default and at any time thereafter, Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code and any other right Bank may have at law or equity. Bank may require Borrower Parties to assemble the Collateral and make it available to Bank at a place or places, to be designated by Bank, reasonably convenient to both parties. Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Bank will give Borrower Parties reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Borrower Parties shown at the end of this Agreement at least ten (10) days before the time of the sale or disposition. Borrower Parties agree to pay all expenses of retaking, holding, preparing for sale, and selling the Collateral, together with any court costs and Bank's reasonable attorney's fees; all such expenses, costs and fees shall be deemed part of the Indebtedness. Bank may exercise its lien upon and right of setoff against any monies, credits, deposits or instruments that Bank may have in its possession and which belong to Borrower Parties or to any other person or entity liable for the payment of any or all of the Indebtedness. The remedies provided Bank in this Agreement are not exclusive of any other remedies that may be available to Bank under any other document or at law or equity.

     10.2 No delay or omission on the part of Bank in exercising any right hereunder or in demanding strict compliance with the terms of this Agreement shall operate as a waiver of such right or of any other right under this Agreement or of demanding strict compliance with the terms of this Agreement. No waiver by Bank of any default shall operate as a waiver of any other default or of the same default on a future occasion.

11.  MISCELLANEOUS DEFINITIONS

     11.1 Unless otherwise set forth herein, all financial ratios and reports shall be calculated and prepared in accordance with generally acceptable accounting principles consistently applied.

     11.2 The captions contained in this Agreement are inserted only as a matter of convenience and shall not be construed as defining, limiting, extending, or describing the scope of this Agreement, any section hereof, or the intent of any provision hereof.

     11.3 All rights of Bank hereunder shall inure to the benefit of its successors and assigns, and all obligations of Borrower Parties shall bind Borrower Parties' successors and assigns.

     11.4 This Agreement shall become effective when it is signed by Borrower Parties.

     11.5 Time is of the essence with regard to each and every provision of this Agreement.

     11.6 Nothing in this Agreement shall be deemed a waiver or prohibition of Bank's right of banker's lien or setoff.

     11.7 This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed by all parties.

     11.8 If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

     11.9 Any controversy or claim between or among the parties hereto, including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes or Judicial Arbitration and Mediation Services, Inc. ("J.A.M.S.") and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to the Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

     (A) Special Rules. The arbitration shall be conducted in the city of Borrower's domicile at the time of the Agreement's execution and administered by J.A.M.S. who will appoint an arbitrator. If J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for an additional sixty (60) days.

     (B) Reservation of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by the Bank of the protection afforded to it by 12 U.S.C.
<section> 91 or any substantially  equivalent state law; or (iii) limit the right of the Bank hereof (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclosure against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ or possession of the appointment of a receiver. The Bank may exercise such self help rights, foreclosure upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

     11.10 Nothing contained herein or in any related document shall be deemed to render Bank a partner of Borrower Parties for any purpose. This Agreement has been executed for the sole benefit of Bank, and no third party is authorized to rely upon Bank's rights hereunder or to rely upon an assumption that Bank has or will exercise its rights under this Agreement or under any document referred to herein.

     11.11 Bank may proceed against collateral securing the Indebtedness and against parties liable therefor in such order as it may elect, and neither Borrower Parties nor any surety or guarantor for Borrower Parties shall be entitled to require Bank to marshall assets. The benefit of any rule of law or equity to the contrary is hereby expressly waived.

     11.12 Bank may, in its sole discretion, release any collateral securing the Indebtedness or release any party liable therefor. The defenses of impairment of recourse and any requirement of diligence on Bank's part in collecting the Indebtedness are hereby waived.

     11.13 If any payment date under the Indebtedness falls on a day that is not a business day of Bank, or if the last day of any notice period falls on such a day, the payment shall be due and the notice period shall end on Bank's next following business day.

     11.14 The validity, construction and enforcement of this Agreement and all other documents executed with respect to the Indebtedness shall be determined to the maximum extent permissible according to the laws of Tennessee, in which state this Agreement has been executed and delivered.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on their behalf by their duly authorized officers, on the date first set out above.

NATIONSBANK OF TENNESSEE, N.A.     TITAN SERVICES, INC.


BY:                                BY:

TITLE:                             TITLE:

One NationsBank Plaza              Chief Executive Officer
414 Union Street                   815 USA Today Way
Nashville, TN 37219                Murfreesboro, TN 37129

     "BANK"
                                   SOUTHEASTERN TECHNOLOGY, INC.


                                   BY:

                                   TITLE:

                                   Chief Executive Officer
                                   905 Industrial Drive
                                   Murfreesboro, TN 37129


                                   AVIATION EDUCATION SYSTEMS, INC.


                                   BY:

                                   TITLE:

                                   Chief Executive Officer
                                   633 E. Vine Street
                                   Murfreesboro, TN 37129